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Pricing Supplement No. 3 Dated May 5, 1999        Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999                 File No.: 333-72791
Prospectus Supplement dated April 1, 1999)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

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Date of Issue:  May 7, 1999  [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                             [X] Senior        [ ] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date:  May 8, 2001  [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                               [ ] CMT Rate Note               [ ] Treasury Rate Note
                                               [ ] LIBOR Note                  [ ] Other
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CUSIP: 06422NEN2

Principal Amount: $25,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 7th Day of February, May, August, November

Interest Reset Dates: 7th Day of February, May, August, November

Index Maturity: 90 days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: + 4 Basis Points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: May 7, 1999 to August 9, 1999 and quarterly thereafter, up to but excluding the interest payment date


Interest Rate Reset Period: May 7, 1999 to August 9, 1999 and quarterly thereafter, up to but excluding the interest payment date


Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): The First National Bank of Chicago

Additional Terms:

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.